                                                                   Exhibit 10.7


EUGENE A. SEKULOW


WESTCHESTER FINANCIAL CENTER
50 MAIN STREET, 10TH FLOOR
WHITE PLAINS, NEW YORK 10606
TELEPHONE 914-662-2006
FAX 914-662-7704

January 24, 1995


VIA FAX (312)906-3655
AND MAIL



U.S. Network Corporation
10 South Riverside Plaza, Suite 300
Chicago, IL 60606-3709

ATTN: MR. THOMAS C. BRANDENBURG
      -------------------------

Dear Mr. Brandenburg:

     This will confirm our agreement whereby you have retained my services as a consultant and I have agreed to perform consulting services for you:

     1. The term of this agreement shall commence on January 1, 1995 and shall terminate on December 31, 1995 ("termination date"), provided, however, that the term may be extended with your and my written consent. Should either of us decide not to extend this agreement, we will give the other thirty days written notice. This agreement will also terminate in the event of my death or in the event that I become disabled from performing the contemplated services.

     2. You have agreed to pay me a consulting fee of forty-eight thousand ($48,000.00) dollars for one year ending on the termination date, payable in twelve installments on the first day of each month commencing January 1995. In consideration of this fee, I agree to provide two days per month of consultation, including preparation and travel time. Travel time during weekends and holidays shall be included in the number of travel days. In the event that, at your request, I devote more than two days per month to consulting for you, such excess will be billed at two thousand five hundred ($2,500.00) dollars per day.

     3. You will reimburse me for reasonable and appropriate travel and other expenses incurred by me in the performance of services under this agreement. You agree that domestic travel will be first class and that foreign travel will be first class. Unless otherwise agreed by you in writing, domestic per diem expenses for meals and lodging will be three hundred ($300) dollars plus local transportation, and foreign per diem expenses will not exceed thirty (30%) percent of my daily fee plus local transportation.

U.S. Network Corporation
Page Two
January 24, 1995



     4. You recognize that I have consulting arrangements with other entities and that my commitment in paragraph 2 with respect to the number of days per month of consultation is subject to reasonable adjustment with your consent which you will not unreasonably withhold.

     5. You and I agree not disclose to, or discuss with, any person any of the terms and conditions of this agreement or any information concerning our relationship or the services which I am rendering to you.

     Please sign and return to me the enclosed copy of this agreement.

Sincerely,

/s/ Eugene A. Sekulow

Eugene A. Sekulow

EAS/tp




AGREED TO:

U.S. NETWORK CORPORATIONS



By:
   --------------------------------

                           U.S. Network Corporation





                                January 5, 1996


VIA FACSIMILE
(914) 682-7784
AND MAIL
--------

Eugene A. Sekulow
Westchester Financial Center
50 Main Street, 10th Floor
White Plains, New York 10606

Dear Gene:

    This letter, once agreed upon by your signature below, will serve as a one
(1) year extension to the consulting agreement dated January 24, 1995. All other terms remain unchanged.

     We look forward to your continued valuable services.



                                Very truly yours,

                                /s/ Robert J. Luth
                                Robert J. Luth
                                Executive Vice President
                                and Chief Financial Officer


cc:  Thomas C. Brandenburg


AGREED TO:

/s/ Eugene A. Sekulow
---------------------
Eugene A. Sekulow